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                                                                     EXHIBIT 5.1

                                August 17, 2004

Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089

      RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 17, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 20,000,000 shares of common stock, par value $0.0001, of Juniper Networks, Inc. (the "Shares"), that are to be issued pursuant to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan and pursuant to the agreements related thereto.

      It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation